UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 27, 2016

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On November 27, 2016, OWC Pharmaceutical Research Corp. (the "Registrant" or "OWCP") and its wholly-owned Israeli subsidiary, One World Cannabis Ltd (OWC Ltd") entered into a license agreement (the "License Agreement") with Emilia Cosmetics Ltd., a company organized under the laws of the State of Israel ("Emilia"), a world-leading company in the field of development, production, manufacturing and packaging of health and beauty products including for treatment of human skin disease. OWCP and OWC Ltd are sometimes referred to collectively as "OWC."

Prior to entering into the License Agreement, the Parties conducted a Development and Evaluation Program (as defined in the License Agreement) for the development of a specific product comprising Emilia's formulation with certain medical cannabis extract provided by OWC Ltd for topical treatment of Psoriasis ("OWC's Product").

Pursuant to the License Agreement, a copy of which is attached hereto as Exhibit 10.19, Emilia has granted a limited license to OWC with respect to Emilia's Licensed Intellectual Property to be developed and commercialized worldwide in the topical treatment of Psoriasis in humans with OWC's Product and upon the successful achievement of the trial, Emilia will grant OWC an exclusive, worldwide, transferable, royalty-bearing license, with the right to grant sublicenses, to use, sell and commercially exploit the Emilia Intellectual Property (the "License"). In consideration for the License, from and after the first commercial sales of the Licensed Product, OWC shall pay to Emilia a royalty at the rate of ten (10%) percent of net sales during the period of time beginning upon the first commercial sale and ending ten (10) years thereafter (the "Royalty Term"). In the event the sale of the Licensed Product during the Royalty Term reaches the minimum sales targets mutually agreed by the Parties as set forth in the License Agreement, the Royalty Term will extend to an additional five (5) year term.
The foregoing descriptions of the License Agreement are qualified in their entirety by reference to the full text of thereof, a copy of which is attached hereto as Exhibit and which is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.19	License Agreement dated November 27, 2016, between the Registrant, its wholly-owned Israeli subsidiary, One World Cannabis Ltd, and Emilia Cosmetics Ltd., filed herewith.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: November 28, 2016